As Filed with the Securities and Exchange Commission on November 22, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 18, 2004

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2004 the Board of Directors of DiaSys Corporation (the "Company") appointed Mr. Jeffrey B. Aaronson, President and Chief Financial Officer of the Company, to its Board of Directors, to fill the vacancy created by the resignation of Mr. Kenneth Grossman in August. Mr. Aaronson, 47, joined the Company in June 2003 and was appointed Chief Financial Officer on August 8, 2003 and President on November 1, 2003. Prior to joining the Company, Mr. Aaronson was the Vice President of Finance and Operations for Ergo Systems Inc, a manufacturer of ergonomic computer accessories. In addition to his finance responsibilities, Mr. Aaronson oversaw all manufacturing and customer support operations. Prior to his nineteen years of experience in the private sector, Mr. Aaronson spent six years as a senior auditor for public accounting firms in New York City. Mr. Aaronson received his B.B.A. degree in accounting from Adelphi University in 1979. There is no arrangement or other understanding between Mr. Aaronson and any other person pursuant to which Mr. Aaronson was appointed as a director. Mr. Aaronson has not been appointed to any committee of the Board of Directors.

SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DIASYS CORPORATION
Date: November 19, 2004	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer